UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2014
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 598-8600
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    Resignation of Director and Chief Executive Officer

John Hoffman
On September 15, 2014, John Hoffman, President and Chief Executive Officer and a member of the Board of Managers of Black Elk Energy Offshore Operations, LLC (the “Company”) announced his resignation effective immediately.
(c)    Appointment of Chief Executive Officer
Jeff Shulse
On September 18, 2014, the Company appointed Jeffrey Shulse, age 44, as its President and Chief Executive Officer, effective immediately. Mr. Shulse has more than 20 years of finance, M&A and oilfield operations experience. Most recently, Mr. Shulse has been serving as the CFO of the Company and is founder and President of Freedom Well Services, a P&A, slickline and electronic line services company, from April 2011 to the present. Prior to launching Freedom Well Services, Mr. Shulse was VP of Finance with Norse Cutting & Abandonment from July 2007 to April 2011, CFO and General Counsel for American InfoSource from June 2004 to July 2007 and has public accounting experience with both Arthur Andersen LLP and Deloitte Touche Tohmatsu Limited in the areas of M&A, structured finance and taxation. Mr. Shulse is a Certified Public Accountant and a member of the State Bar of Texas and holds a Bachelor of Business Administration in Accounting from the University of Houston and a JD from the University of Houston Law Center.

Item 9.01	Financial Statements and Exhibits (d) Exhibit
Exhibit        Description
10.1        Employment Agreement, dated January 8, 2014, by and between Black Elk Energy Offshore     Operations, LLC and Jeffrey Shulse (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on January 14, 2014, File No. 333-174226).
.

Exhibit 99.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 19, 2014

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC Black Elk Energy, LLC, its sole member

By:	/s/ Jeff Shulse
	Name:	Jeff Shulse
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit        Description
10.1        Employment Agreement, dated January 8, 2014, by and between Black Elk Energy Offshore Operations, LLC and Jeffrey Shulse (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on January 14, 2014, File No. 333-174226).